BlackRock Index Funds, Inc. of Quantitative Master Series Trust

 (formerly Merrill Lynch Index Funds, Inc. of Quantitative Master Series Trust)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Appendix D of Schedule 14A (Definitive Notice and Proxy Statement) filed on June 16, 2006 (SEC Accession No. 000891092-06-001555).